UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 12, 2017

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On December 12, 2017, the Board of Directors of First Merchants Corporation (the “Corporation”) approved the establishment of a Non-Employee Directors’ Deferred Compensation Plan (the “Plan”). The Plan permits the Corporation's non-employee directors, commencing on January 1, 2018, to defer all or part of the compensation that is payable to them in cash for their services as board members. The Plan also provides that (a) the Corporation will match all participant deferrals by making a contribution equal to 10% of the amounts being deferred, and (b) the value in each participant’s deferred compensation account will be adjusted quarterly for earnings, and gains or losses, in each case, based upon a hypothetical investment in the Corporation’s common stock of the deferred compensation, the Corporation match, and the previous adjustments to the account’s value. Notwithstanding the foregoing, none of the deferrals, matches or valuation changes will be in the form of cash. Instead, such amounts will be reflected as credits or debits to the deferred compensation account maintained on behalf of each participant. Generally, participants will elect to defer payments to their accounts until retirement. At which time, the participant may elect to receive all amounts in their account as a lump sum or in installments.

The foregoing summary of the Plan is subject to, and qualified in its entirety by, the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	First Merchants Corporation Non-Employee Directors’ Deferred Compensation Plan, effective as of January 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 15, 2017

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick
Executive Vice President,
Chief Financial Officer and Chief Operating Officer